UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

First Franklin Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Ashwood Drive, Cincinnati, Ohio	45241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 469-5352

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, First Franklin Corporation (the “Company”) and John J. Kuntz entered into an Amendment to Restricted Stock Option Award Agreement, clarifying the language of the April 16, 2010 Restricted Stock Option Award Agreement to expressly evidence the requirement that Mr. Kuntz exercise any portion of the option that vests and becomes exercisable within 90 days of the applicable vesting date.

On October 12, 2010, The Franklin Savings and Loan Company (“Franklin Savings”), a wholly-owned subsidiary of the Company, and Thomas H. Siemers entered into an Amendment to Employment Agreement to make clarifying changes to Mr. Siemers’ agreement regarding his current position with Franklin Savings, to establish his annual salary at $89,000 and to specify the amount Mr. Siemers will receive in the event of a change in control of the Company.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the amendments attached as Exhibits 10.1 and 10.2 hereto, and should be read in conjunction with the documents they amend, which have been previously filed by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) — (c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment to Restricted Stock Option Award Agreement between First Franklin Corporation and John J. Kuntz dated October 12, 2010

10.2	Amendment to Employment Agreement between The Franklin Savings and Loan Company and Thomas H. Siemers dated October 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION

Dated: October 18, 2010

By: /s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 18, 2010

Exhibit No.	Description

10.1	Amendment to Restricted Stock Option Award Agreement between First Franklin Corporation and John J. Kuntz dated October 12, 2010

10.2	Amendment to Employment Agreement between The Franklin Savings and Loan Company and Thomas H. Siemers dated October 12, 2010

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